UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 28, 2005

NIC INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-26621 (Commission File Number)	52-2077581 (I.R.S. Employer Identification No.)

10540 South Ridgeview Road
Olathe, Kansas 66061
(Address of principal executive offices, including zip code)

(877) 234-3468
(Registrant's telephone number, including area code)

ITEM 7.01      REGULATION FD DISCLOSURE

On January 28, 2005, NIC Inc. issued a press release announcing the decision by the trustees of the National Information Consortium Voting Trust to distribute ten percent (10%) of the NIC shares held by the trust to its beneficial holders.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99 - Press release issued by NIC Inc. dated January 28, 2005, announcing the decision by the National Information Consortium Voting Trust to distribute ten percent (10%) of the shares of NIC Inc. held by the Voting Trust to the beneficial holders thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2005	NIC Inc. /s/ Stephen M. Kovzan Stephen M. Kovzan Vice President, Financial Operations Chief Accounting Officer